UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: June 29, 2005
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION

1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Item 1.01   Entry into a Material Definitive Agreement

On June 29, 2005, two wholly owned subsidiaries of Anadarko Petroleum Corporation (“Anadarko”), Anadarko LNG Marketing LLC and Anadarko Canada LNG Marketing Company (collectively, “Anadarko LNG Marketing”), entered into agreements with two subsidiaries of Maritimes & Northeast Pipeline, Maritimes & Northeast Pipeline, L.L.C. and Maritimes & Northeast Pipeline Limited Partnership (collectively, “Maritimes & Northeast”). Anadarko LNG Marketing has entered into the agreements in order to deliver natural gas from a liquefied natural gas (“LNG”) facility Anadarko plans to build in Nova Scotia, called Bear Head, to prospective markets in eastern Canada and the northeastern United States. Maritimes & Northeast has agreed to expand the capacity of its pipeline so it can accommodate the projected natural gas volumes from Bear Head. These agreements govern how the parties will:

•	proceed through the design, regulatory process and construction of the pipeline expansion, and

•	provide and take firm transportation service if and when the expansion is constructed.

The parties have executed the following suite of agreements:

•	Precedent Agreement (U.S.)

•	Precedent Agreement (Canada)

•	Service Agreement (U.S.)

•	Service Agreement (Canada)

•	Negotiated Rate Agreement (U.S.)

•	Base Rate Agreement (U.S.)

In addition, Anadarko will provide four Guaranties for the obligations of Anadarko LNG Marketing under each Precedent Agreement and each Service Agreement. The following is a summary of the material terms of the agreements, copies of which are attached to this document and are incorporated herein by reference. This summary is qualified in its entirety by reference to the agreements. You should carefully read the agreements in their entirety.

Precedent Agreements

To accommodate the expected volumes of natural gas from the Bear Head terminal, Maritimes & Northeast must expand its existing pipeline facilities in Canada and the United States. The Precedent Agreements signed by the parties establish the conditions on which Maritimes & Northeast will proceed with design, regulatory approvals and construction of the expansion facilities and, subject to the satisfaction of certain conditions precedent, Anadarko LNG Marketing will take “firm transportation” service on the pipeline, which means that Anadarko LNG Marketing will be obligated to pay for transportation of a specified volume of natural gas without interruption and Maritimes & Northeast will be obligated to transport such specified volume of gas.

Maritimes & Northeast initiated the regulatory process with an “open season” for new transportation capacity that would result from an expansion. During the open season, which commenced February 15 and ended March 31, shippers in Canada and the United States submitted nominations to acquire firm transportation services. Following the open season and certain so-called reverse open season and preferential rights procedures, Maritimes & Northeast will provide a refined description of the planned expansion to Anadarko LNG Marketing. If the parameters of the planned expansion are materially different from the initial description/plan, Anadarko LNG Marketing may at that time elect to terminate the Precedent Agreements, subject to reimbursement for Maritimes & Northeast’s costs incurred to that point.

Anadarko LNG Marketing’s potential reimbursement obligation under the Precedent Agreements increases over time as Maritimes & Northeast incurs pre-service costs, up to a maximum of US$215 million at the start of construction. The maximum cap is, however, subject to adjustment (increase or decrease) in the event that capacity turn back levels differ materially from the levels projected by

Maritimes & Northeast. Anadarko will be required to guarantee the reimbursement obligations of its affiliates under the Precedent Agreements.

The Precedent Agreements contain a number of conditions precedent and additional rights of termination, described generally below. The Precedent Agreements also provide that if a party determines in good faith in advance that it will not be able to satisfy one or more of the conditions precedent, that party may terminate the Precedent Agreements. If Anadarko LNG Marketing exercises this early termination option, or if the Precedent Agreements otherwise terminate as a result of Anadarko LNG Marketing’s failure to satisfy a condition precedent or to take steps necessary for Maritimes & Northeast to satisfy a condition precedent, Anadarko LNG Marketing is subject to a range of reimbursement obligations in the maximum amounts on or before the dates as set forth below (as such caps may be adjusted as described above):

September 15, 2005	$5,700,000
December 31, 2005	7,500,000
May 31, 2006	26,000,000
December 31, 2006	100,000,000
May 31, 2007	215,000,000

Certain conditions precedent in favor of Anadarko LNG Marketing are tied to specific dates, ranging from August 2005 to May 2007, including the following:

•	Acceptance of Maritimes & Northeast‘s good faith rate estimate

•	Regulatory authorizations

•	Board approval

•	Financing

•	LNG shipping arrangements

Likewise, certain conditions precedent in favor of Maritimes & Northeast are tied to dates, ranging from June 2005 to June 2007, including the following:

•	Authorizations and permits from the Federal Energy Regulatory Commission (the “FERC”) and Canada’s National Energy Board (the “NEB”) and other agencies

•	Management approvals

•	Approval from existing lenders

•	Project funding

•	Creditworthiness of Anadarko LNG Marketing or its guarantor

•	Necessary rights-of-way, easements or condemnations

•	Environmental/siting permits for Bear Head terminal

The Precedent Agreements contain additional conditions precedent not tied to specific dates that must be satisfied or waived in order for service to commence, including completion of the expansion facilities and execution of the related agreements.

Once Maritimes & Northeast begins construction of the expansion facilities, Anadarko LNG Marketing will have the right to terminate the Precedent Agreements only if Maritimes & Northeast fails to complete construction and deliver full service to Anadarko LNG Marketing by the later of (i) the target date the parties establish for full service, (ii) November 1, 2009 or (iii) the end of two full construction cycles, and Anadarko LNG Marketing may exercise this termination option only if the Bear Head terminal has been completed and is ready for service. If Anadarko LNG Marketing does not exercise the termination option at that time, then the option will renew with the date November 1, 2011 substituted for November 1, 2009.

Maritimes & Northeast has the right to terminate this transaction if Anadarko fails to make a reasonable showing that LNG supply arrangements are adequate to support operation of the Bear Head terminal on or after the date Maritimes & Northeast delivers to Anadarko LNG Marketing the Project Description, which may be as early as mid-October 2005.

In the event either party terminates the Precedent Agreements pursuant to one of the above described conditions precedent or additional rights of termination, the parties will no longer have obligation under the Firm Transportation Service Agreements.

Firm Transportation Service Agreements

As a condition of entering into the Precedent Agreements, Anadarko LNG Marketing also is required to execute firm service agreements for transportation on the Canadian and United States portions of the pipeline. The primary term of the transportation agreements is 20 years. The parties agreed to negotiated rates for service on the United States portion of the pipeline, for an initial period of five years from commencement of full service, with caps on escalation for years six (105% of the base) and seven (110% of the base) if the parties do not agree on a new negotiated rate before then. The Negotiated Rate Agreement must be approved by the Federal Energy Regulatory Commission before it becomes effective.

For service on the Canadian portion of the pipeline, Maritimes & Northeast must file a proposed toll with the NEB. The toll that applies to Anadarko LNG Marketing’s service on the Canadian portion will be determined by the NEB on the basis of that filing.

Based on current assumptions regarding the scope of the proposed expansion, current projections regarding the cost of the expansion and the participation of other shippers in the expansion, including but not limited to the potential for other shippers to relinquish capacity as part of anticipated so-called reverse open seasons in the United States and Canada (and noting specifically that these assumptions are likely to change materially between now and the date on which Maritimes & Northeast finalizes its proposed facility design for the expansion), Anadarko LNG Marketing currently projects that annual demand charges due under the firm transportation service agreements may be in the range of US$123 — $182 million per year for the first five years of the contract, potentially escalating by up to 5% in year 6 and 10% in year 7, exclusive of fuel and surcharges. At least as of the eighth year of the firm transportation service agreements, rates under both the United States and Canadian Precedent Agreements will be redetermined, based on then current conditions, either through a superseding negotiated rate agreement or through litigation or settlement of future rate proceedings before the NEB or FERC.

Anadarko will be required to guarantee the payment by Anadarko LNG Marketing of all rates and charges due under the firm transportation service agreements for their full 20-year initial term.

In-Service Dates

Under the Precedent Agreements, the parties are to work together to establish a partial service commencement date, in the event Maritimes & Northeast completes the expansion in phases, and a full service commencement date through a “windows process”. With respect to partial service, the parties will begin with a window from November 1, 2007 to November 1, 2008, then successively narrow the window through an iterative process until they ultimately establish a single target date. The procedure is the same for the start of full service, with an initial window period of June 1, 2008 to November 1, 2009, which the parties are to narrow successively and ultimately establish a target date. Securing partial service under the agreement in advance of full service is at Anadarko LNG Marketing’s sole election.

The Company has made in this report, and may from time to time otherwise make in other public filings, press releases and discussions with Company management, forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the Company’s operations, economic performance and financial condition. These forward looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, and those statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions. For such statements, the Company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Such statements are subject to various risks and uncertainties, and actual results could differ materially from those expressed or implied by such statements due to a number of factors, including the ability to obtain access to upstream supplies of LNG on commercially reasonable terms; competition for transportation capacity and market demand; realized gas price assumptions to include regional basis differentials and transportation charges; pipeline cost overruns; capacity turnbacks impacting rates; changes in gas quality specifications; gas supplies satisfying market demand prior to such time as the Bear Head terminal is operational; the ability to respond to challenges in international markets (including changes in currency exchange rates); the potential exercise by Maritimes & Northeast of options to terminate the transaction; the timely receipt of future U.S. and Canadian regulatory authorizations by Maritimes & Northeast; and other factors and risks identified in the “Regulatory Matters and Additional Factors Affecting Business” section of the Company’s Annual Report on Form 10-K and other public filings, press releases and discussions with Company management. Anadarko undertakes no obligation to publicly update or revise any forward looking statements.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.1	Precedent Agreement between Maritimes & Northeast and Anadarko LNG Marketing LLC
10.2	Anadarko Guaranty of Anadarko LNG Marketing LLC’s obligations under the Service Agreement
10.3	Anadarko Guaranty of Anadarko LNG Marketing LLC’s obligations under the Precedent Agreement
10.4	Precedent Agreement between Maritimes & Northeast and Anadarko Canada LNG Marketing, Corp.
10.5	Anadarko Guarantee of Anadarko Canada LNG Marketing, Corp.’s obligations under the Service Agreement
10.6	Anadarko Guarantee of Anadarko Canada LNG Marketing, Corp.’s obligations under the Precedent Agreement
10.7	Form of Service Agreement for Rate Schedule MN365
10.8	Service Agreement for Toll Schedule MN365
10.9	Base Rate Agreement (portions of the Exhibit have been omitted pursuant to a request for confidential treatment)
99.1	Press Release dated June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)
July 6, 2005	By:	/s/ James R. Larson
James R. Larson Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1	Precedent Agreement between Maritimes & Northeast and Anadarko LNG Marketing LLC
10.2	Anadarko Guaranty of Anadarko LNG Marketing LLC’s obligations under the Service Agreement
10.3	Anadarko Guaranty of Anadarko LNG Marketing LLC’s obligations under the Precedent Agreement
10.4	Precedent Agreement between Maritimes & Northeast and Anadarko Canada LNG Marketing, Corp.
10.5	Anadarko Guarantee of Anadarko Canada LNG Marketing, Corp.’s obligations under the Service Agreement
10.6	Anadarko Guarantee of Anadarko Canada LNG Marketing, Corp.’s obligations under the Precedent Agreement
10.7	Form of Service Agreement for Rate Schedule MN365
10.8	Service Agreement for Toll Schedule MN365
10.9	Base Rate Agreement (portions of the Exhibit have been omitted pursuant to a request for confidential treatment)
99.1	Press Release dated June 30, 2005